United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):

December 5, 2013

UTi Worldwide Inc.

(Exact name of Registrant as Specified in its Charter)

000-31869

(Commission File Number)

British Virgin Islands	N/A
(State or Other Jurisdiction of Incorporation or Organization)	(IRS Employer Identification Number)

9 Columbus Centre, Pelican Drive Road Town, Tortola	c/o UTi, Services, Inc. 100 Oceangate, Suite 1500
British Virgin Islands	Long Beach, CA 90802 USA

(Addresses of Principal Executive Offices)

562.552.9400

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

UTi Worldwide Inc.

Current Report on Form 8-K

December 5, 2013

Item 2.02. Results of Operations and Financial Condition

UTi Worldwide Inc., a British Virgin Islands corporation, which we refer to as UTi or the company, issued a news release dated December 5, 2013, which we refer to as the Earnings News Release, announcing its results for the three and nine months ended October 31, 2013. The Earnings News Release is attached as Exhibit 99.1 to this Current Report on Form 8-K and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of the Section. The information contained in the Earnings News Release shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended.

Item 9.01. Financial Statements and Exhibits

(c)	Exhibits

Exhibit	Description

99.1	Earnings News Release dated December 5, 2013

Safe Harbor Statement

Certain statements in this news release may be deemed to be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The company intends that all such statements be subject to the “safe-harbor” provisions contained in those sections. Such forward-looking statements may include, but are not limited to, statements about rate pressure continuing for the foreseeable future, the expected implementation of the company’s freight forwarding operating system, including expectations that approximately 70 percent of shipments will be on the new system at the end of fiscal 2014 and that the system rollout will be substantially complete by the middle of fiscal 2015, our anticipated removal of an additional $10-12 million of annualized pre-tax operating expenses before the end of our 2014 fiscal year, and our expectation that we will realize $75-95 million in gross annualized pre-tax operating expense reductions by the end of fiscal 2015, and any other statements not of an historical nature. Many important factors may cause the company’s actual results to differ materially from those discussed in any such forward-looking statements, including but not limited to: volatility with respect to global trade, particularly as it relates to the global airfreight, ocean freight and contract logistics and distribution markets; global economic, political and market conditions, including those in Africa, Asia and EMENA; risks associated with the company’s business transformation initiative, which include unanticipated difficulties, delays, additional costs and expenses as well as the incurrence of additional severance and other charges as a result of such initiative; changes in interest and foreign exchange rates; risks that the company might be required to record impairment charges to goodwill or additional increases in its valuation allowance on deferred tax assets; risks associated with the company’s ability to satisfy financial covenants in connection with its credit facilities and note purchase agreement in the future and its ability to obtain waivers with respect to the covenants if needed and/or otherwise amend, refinance, renew or replace its credit facilities, note purchase agreement and other indebtedness on commercially reasonable terms or at all; risks associated with the profitability of certain operations and changes in statutory tax rates worldwide, changes in the geographic composition of the company’s worldwide taxable income, changes in the company’s unrecognized tax positions, and the impact of audit settlements with local tax authorities; volatile fuel costs; transportation capacity, pricing dynamics and the ability of the company to secure space on third party aircraft, ocean vessels and other modes of transportation; material interruptions in transportation services; risks of international operations; risks associated with, and the potential for penalties, fines, costs and expenses the company may incur as a result of the ongoing publicly announced governmental investigations into the international air freight and air cargo transportation industry and other related investigations and lawsuits; risks of adverse legal judgments and other liabilities not limited by contract or covered by insurance; the financial condition of the company’s customers; disruptions caused by epidemics, natural disasters, conflicts, wars and terrorism; and the other risks and uncertainties described in “Risk Factors” and “Forward-looking Statements” in the company’s Annual Report on Form 10-K for the fiscal year ended January 31, 2013, any subsequently filed Quarterly Reports on Form 10-Q and as described in the company’s other filings with the Securities and Exchange Commission. In light of the significant uncertainties inherent in the forward-looking information included herein, the inclusion of such information should not be regarded as a representation by UTi or any other person that UTi’s objectives or plans will be achieved in the timeframe anticipated or at all. Investors are cautioned not to place undue reliance on the company’s forward-looking statements. UTi undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

UTi Worldwide Inc.

Date: December 5, 2013	By:	Richard G. Rodick
Richard G. Rodick
Executive Vice President - Finance and Chief Financial Officer